UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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VMware, Inc.

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This Schedule 14A filing consists of the following communication relating to the proposed acquisition (the “Acquisition”) of Pivotal Software, Inc. (“Pivotal”) by VMware, Inc. (the “Company”), a Delaware corporation, and Raven Transaction Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to the terms of an Agreement and Plan of Merger, dated August 22, 2019, by and among the Company, Pivotal and Merger Sub:

Computerworld Article, first used or made available on September 13, 2019.

In August, VMware announced that it had reached a definitive agreement to acquire its fellow Dell EMC family member Pivotal, the platform-as-a-service vendor it helped spin out back in 2012.

The deal would value Pivotal – which helps clients adopt modern and streamlined software development practices – at $2.7 billion. Pivotal is best known for its commercial version of the open source platform-as-a-service Cloud Foundry, which essentially enables Java, Ruby, Node.js, .NET Core, Python, PHP, and Go developers to make their existing applications cloud-native.

The open source core of Cloud Foundry has recently looked to deepen integrations with the increasingly industry-standard Kubernetes container orchestration system too, an approach which certainly seems to appeal to developers operating in hybrid and multi-cloud environments and something which reflects the strategies of both Pivotal and VMware.

“Kubernetes is emerging as the de facto standard for multi-cloud modern apps. We are excited to combine Pivotal’s development platform, tools and services with VMware’s infrastructure capabilities to deliver a comprehensive Kubernetes portfolio to build, run and manage modern applications,” Pat Gelsinger, CEO of VMware said in a statement at the time.

“The time is ideal to join forces with VMware, an industry leader who shares our commitment to open source community contributions and our focus on adding developer value on top of Kubernetes,” added Rob Mee, CEO of Pivotal.

Shared philosophies

While stating that this is the “awkward in-between phase” of the acquisition process, as the two companies wait on regulatory approval, Ian Andrews, SVP of products and marketing at Pivotal told Computerworld that “the overwhelming sentiment has been really positive”.

Andrews added that early customers have already spoken positively about the possibility of simplifying their billing with Pivotal and VMware, but further ahead, bringing the two together “ultimately means better products for customers and better products lead to better business impacts”.

From Pivotal’s perspective, Andrews is clearly excited by the prospect of tapping into VMware’s global sales muscle and partnership ecosystem. As a member of the executive team, he said the company recognised the need to scale its customer base very quickly, or risk missing out on a wave of technology change that it helped pioneer.

“We built a $400 million software subscription business with 400 customers, which on the surface of it doesn’t sound that significant, but we’re talking about the biggest companies in the world: finance and insurance, in automotive, retail and government,” he said. “So from the IT infrastructure perspective, largely the hardest environments to work in. We landed on Mars in terms of the level of the complexity and difficulty.”

That sense of urgency to scale beyond the toughest environments and become ubiquitous has a footing in history for Andrews. “We felt a sense of urgency around the market opportunity where the model in infrastructure platforms is customers tend to buy them and then they become decade-long decisions.

“Most of our customers are unwinding technology they bought from IBM and Oracle in the late 90s, early 2000s,” he explained. I think over the next couple years, you’ll have a very broad set of customers who will make some decision and whatever that is, that’s going to be the tech that they run with, so we felt a closing window that we needed to get through very, very quickly.” Joining forces with VMware looked like the best way to do that.

And how about VMware? “I think from the VMware perspective, they built this incredible infrastructure franchise, but they don’t really talk to developers,” Andrews said. “They obviously could have grown some capacity to interact with that audience organically, but that really becomes the asset that Pivotal brings to the table.”

Put this way it is clear to see the logic behind joining forces, and with plenty of shared DNA in the building there is some real optimism about the deal from both sides.

“[VMware has] really changed their philosophy to where they are now a multi-cloud company, and Kubernetes is the core of everything they’re doing,” Andrews added. “Our philosophies in terms of what the stack will look like that powers the next decade is actually starting to look very similar.”

Elephant in the room

The deal was described as the ‘elephant in the room’ this week during the Cloud Foundry Summit in The Hague, Netherlands by the Cloud Foundry Foundation’s executive director Abby Kearns.

Speaking to Kearns on stage about the agreement was Craig McLuckie, VP of R&D at VMware, who talked about how the combined companies can work towards a new enterprise model of software development and deployment.

“A lot of the significant IT decisions are being pushed into the business itself,” he said. “A lot of modern enterprises are starting to self-identify as software companies. So this old world of ticket-driven IT, where the old interface of developers and the central IT team has been a Jira ticket, is changing. We need to move to a modern, progressive world where everything is API driven.”

He also earmarked Kubernetes as a “common substrate” to ease movement towards this new model. “I think Kubernetes is an elegant infrastructure abstraction with some very favourable properties and I think it has emerged as something that is kind of a Goldilocks abstraction,” he added.

Then there is the need for a common way to deploy software. “We haven’t established as a community this point of singularity which has brought together a standard way to think about deploying the software we use everyday,” he said. “I think finally, with these two communities together, we can do that.”

“Most importantly it is about that experience, that incredibly efficient line from developers to production. So when I look at this holistically it is not just about VMware acquiring Pivotal, I think this is emblematic of where we as an industry have to go.”

Kearns herself was reticent to say too much about the deal in an attempt to keep the Foundation at arm’s length. However, “as executive director of the foundation, obviously VMware and Pivotal have always played a key role in who we are,” she said.

“The code for Cloud Foundry that went to Pivotal was actually originally incubated in VMware. It’s kind of like one big happy family,” she added. “VMware has been a key member and on the board of the Foundation since the very first day, alongside Pivotal. They’ve been a really important part since the beginning, and they will continue to be.”

Forward-Looking Statements

This email contains forward-looking statements including, among other things, statements regarding the proposed acquisitions of Carbon Black and Pivotal Software by VMware, such as: the expected timing for the acquisitions; the growth opportunities and expansion of VMware’s offerings associated with each acquisition and potential benefits to VMware and its customers and partners. These forward-looking statements are subject to applicable safe harbor provisions under federal securities laws, such as the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (1) the satisfaction or waiver of the conditions to closing the proposed acquisitions (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all; (2) uncertainties as to how many of Carbon Black’s stockholders will tender their shares in the tender offer and the outcome of the vote by Pivotal stockholders to approve the Pivotal acquisition; (3) the possibility that either or both acquisitions do not close; (4) the possibility that competing offers may be made; (5) risks related to obtaining the requisite consents to each acquisition, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals and the risk that one or more governmental entities may deny approval); (6) the possibility that the expected benefits from the proposed acquisitions will not be realized or will not be realized within the expected time period; (7) the risk that the businesses will not be integrated successfully; (8) the risk of litigation and regulatory actions related to the proposed acquisitions; (9) other business effects, including the effects of industry, market, economic, political or regulatory conditions; and (10) other unexpected costs or delays in connection with the acquisitions. These forward-looking statements are made as of the date of this email, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Additional Information about the Pivotal Acquisition and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger with Pivotal Software (the “Pivotal Merger”). This communication does not constitute an offer to sell or the solicitation of an offer to buy VMware securities or the solicitation of any vote or approval. The proposed Pivotal Merger will be submitted to Pivotal’s stockholders for their consideration. In connection with the proposed transaction, Pivotal intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies by Pivotal, the Company and Dell Technologies in connection with the proposed transaction. The definitive proxy statement will be mailed to Pivotal’s stockholders.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND STOCKHOLDERS OF PIVOTAL ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement, any amendments or supplements thereto and other relevant materials, and any other documents filed by Pivotal with the SEC, may be obtained once such documents are filed with the SEC free of charge at the SEC’s website at www.sec.gov.

In addition, Pivotal’s stockholders may obtain free copies of the documents filed with the SEC through the Investors portion of Pivotal’s website at pivotal.io/investors or by contacting Pivotal’s Investor Relations Department via e-mail at ir@pivotal.io.

Pivotal, VMware, Dell Technologies Inc. and certain of their respective executive officers, directors, other members of management and employees, may under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from Pivotal’s stockholders in connection with the proposed transaction. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in Pivotal’s preliminary and definitive proxy statements when filed with the SEC and other relevant documents to be filed with the SEC in connection with the proposed transaction, each of which can be obtained free of charge from the sources indicated above when they become available. Information regarding certain of these persons and their beneficial ownership of Pivotal’s common stock is also set forth in Pivotal’s proxy statement for its 2019 annual meeting of stockholders filed on May 3, 2019 with the SEC, which may be obtained free of charge from the sources indicated above.

Additional Information about the Carbon Black Tender Offer and Where to Find It

This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell Carbon Black securities, nor is it a substitute for the tender offer materials that VMware and its acquisition subsidiary have filed with the SEC. The solicitation and offer to buy Carbon Black stock is being made only pursuant to the Offer to Purchase and related tender offer materials on Schedule TO. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 CONTAIN IMPORTANT INFORMATION. CARBON BLACK STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF CARBON BLACK SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, are available to all holders of Carbon Black stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement are available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting VMware or Carbon Black. Copies of the documents filed with the SEC by Carbon Black are available free of charge on Carbon Black internet website at https://investors.carbonblack.com/financial-information/sec-filings or by contacting Carbon Black’s Investor Relations Department at 646-277-1251. Copies of the documents filed with the SEC by VMware are available free of charge on VMware’s internet website athttps://ir.vmware.com/overview/sec-filings/default.aspx or by contacting VMware’s Investor Relations Department at (650) 427-4631.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, VMware and Carbon Black each file annual, quarterly and current reports and other information with the SEC. VMware’s and Carbon Black’s filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov.